Wynn Macau, Limited
永利澳門有限公司*

(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 1128 and Debt Stock Codes: 5279, 5280, 40102, 40259)

CLOSING OF THE ISSUANCE OF

US$600,000,000 5.625% SENIOR NOTES DUE 2028 (Debt Stock Code: 40357)

US$250,000,000 5.500% SENIOR NOTES DUE 2026 (to be consolidated and form a single series with the US$750,000,000 5.500% senior notes due 2026 issued on 19 June 2020) (Debt Stock Code: 40259)

Reference is made to the Company's announcement dated 20 August 2020 in relation to the issuance of (i) the US$600,000,000 5.625% senior notes due 2028 (the "**New Notes**"); and (ii) the US$250,000,000 5.500% senior notes due 2026 (to be consolidated and form a single series with the US$750,000,000 5.500% senior notes due 2026 issued on 19 June 2020) (the "**Additional Notes**", together with the New Notes, the "**Notes**"), and the formal notice dated 26 August 2020. Unless otherwise defined in this announcement, capitalised terms used in the Company's announcement dated 20 August 2020 shall have the same meaning when used in this announcement.

The Board is pleased to announce the closing of the issuance of the Notes on 26 August 2020. The Notes will be listed on The Stock Exchange of Hong Kong Limited on 27 August 2020.

* *For identification purposes only.*

Principal Terms of the New Notes

Issuer	:	The Company
Aggregate principal amount	:	US$600,000,000
Offering price	:	100.000% of the principal amount of the New Notes plus accrued interest from and including 26 August 2020, if any
Issue date	:	26 August 2020
Interest rate	:	5.625% per annum, payable semi-annually in arrears on 26 February and 26 August of each year. Interest will accrue from 26 August 2020
Maturity date	:	26 August 2028, unless earlier redeemed in accordance with terms thereof
First interest payment due date	:	26 February 2021
Securities Codes	:	Rule 144A: CUSIP: 98313R AH9 ISIN: US98313RAH93 COMMON CODE: 222187249 Regulation S: CUSIP: G98149 AH3 ISIN: USG98149AH33 COMMON CODE: 222187265

Principal terms of the Additional Notes

Issuer	:	The Company
Aggregate principal amount	:	US$250,000,000
Offering price	:	100.250% of the principal amount of the Additional Notes plus accrued interest from 19 June 2020 to, but not including the issue date of the Additional Notes
Issue date	:	26 August 2020
Interest rate	:	5.500% per annum payable semi-annually in arrears on 15 January and 15 July of each year. Interest will accrue from 19 June 2020
Maturity date	:	15 January 2026, unless earlier redeemed in accordance with terms thereof
First interest payment due date	:	15 January 2021
Securities Codes	:	Rule 144A: CUSIP: 98313R AG1 ISIN: US98313RAG11 COMMON CODE: 219097956
		Temporary Regulation S: CUSIP: G98149 AJ9 ISIN: USG98149AJ98 COMMON CODE: 222202655
		Regulation S: CUSIP: G98149 AG5 ISIN: USG98149AG59 COMMON CODE: 219098006

The Company estimates that the net proceeds from the offering of the New Notes (after deducting discounts of the Initial Purchasers and estimated offering expenses payable by the Company) and Additional Notes (including premium, after deducting discounts of the Initial Purchasers and estimated offering expenses payable by the Company and excluding accrued interest from 19 June 2020, to but not including the issue date of the Additional Notes), will be approximately US$595.0 million and US$248.5 million, respectively. The Company intends to use the net proceeds from the offering to facilitate the repayment of a portion of the amounts outstanding under the term loan of the Wynn Macau Credit Facilities.

By Order of the Board
Wynn Macau, Limited
Dr. Allan Zeman
Chairman

Hong Kong, 26 August 2020

As at the date of this announcement, the Board comprises Matthew O. Maddox and Ian Michael Coughlan (as Executive Directors); Linda Chen (as Executive Director and Vice Chairman); Craig S. Billings (as Non-Executive Director); Allan Zeman (as Independent Non-Executive Director and Chairman); and Jeffrey Kin-fung Lam, Bruce Rockowitz, Nicholas Sallnow-Smith and Leah Dawn Xiaowei Ye (as Independent Non-Executive Directors).